Exhibit 10.1

SPEEDUS CORP.

2005 STOCK INCENTIVE PLAN

1.       Purpose

          The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to become and remain directors of the Company and enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby employees, directors and consultants of the Company and its Subsidiaries can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these employees, directors and consultants.

          So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, Stock Bonus Awards, and other equity-based awards or any combination of the foregoing.

2.       Definitions

          The following definitions shall be applicable throughout the Plan.

(a)     “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award, Stock Bonus Award or other equity-based award authorized under the Plan.

(b) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

(c) “Board” means the Board of Directors of the Company.

(d)     “Cause” with respect to any Participant, means “Cause” as defined in any employment, consulting or other agreement between the Company, or any affiliate of the Company, and the Participant or, in the absence of any such an employment, consulting or other agreement between a Participant and the Company or affiliate of the Company otherwise defining Cause, (i) incompetence, fraud, personal dishonesty, or acts of gross negligence or willful misconduct on the part of the Participant in the course of his or her employment or services to the Company or an affiliate of the Company; (ii) the Participant’s engagement in conduct that is materially injurious to the Company or an affiliate of the Company; (iii) misappropriation by the Participant of the assets or business opportunities of the Company or an affiliate of the Company; (iv) embezzlement or other financial fraud committed against the Company or any affiliate of the Company by the Participant or at his direction; (v) the Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s or a Company affiliate’s reputation or business; or (vi) failure by the Participant to follow the lawful directions of a superior officer or the Board.

(e)     “Change in Control” shall, unless the Board otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable Award agreement states otherwise, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Founder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 30% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) the Incumbent Directors (as defined below) shall cease (for any reason other than death) to constitute at least a majority of members of the Board or the board of directors of any successor to the Company or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. As used herein, “Incumbent Director shall mean any person who is a member of the Board on the effective date of the Plan and any Board member whose election or appointment is endorsed by at least three-quarters of the Incumbent Directors, either actually or by prior operation of this definition. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, “Founder” means Shant S. Hovnanian or Vahak S. Hovnanian.

(f)     “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means the Board, the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan.

(h) “Common Stock” means the common stock par value $0.01 per share, of the Company.

(i) “Company” means SPEEDUS CORP.

(j) “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(k)     “Disability” means disability as defined in the long-term disability plan of the Company or a Subsidiary, as may be applicable to the Participant in question, or, in the absence of any such a plan, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code, in either case as determined by the Committee based upon medical evidence acceptable to it.

(l)     “Disinterested Person” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code; provided, however, that clause (i) shall apply only with respect to grants of Awards to individuals who are “officers” and “directors” of the Company within the meaning of Section 16 of the Exchange Act and clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(m)    “Eligible Person” means any (i) person regularly employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or a Subsidiary; or (iii) consultant to the Company or a Subsidiary.

(n) “Exchange Act” means the Securities Exchange Act of 1934.

(o)     “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or (iv) notwithstanding clauses (i) - (iii) above, with respect to Awards granted as of the consummation of the IPO, the price at which Stock is sold to the public in the IPO.

(p) “Holder” means a Participant who has an outstanding Award.

(q)     “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

(r)     “Mature Shares” means (i) shares of Stock for which the Participant has good title, free and clear of all liens and encumbrances, and which the Participant either (A) has held for at least six months or (B) has purchased on the open market or (ii) such shares as determined by the Committee.

(s) “Non-Employee Director” means a director of the Company who is not also an employee of the Company.

(t) “Non-Employee Director Option” means an Option granted automatically to Non-Employee Directors pursuant to Section 8.

(u) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

(v) “Normal Termination” means termination of employment or service with the Company and all Subsidiaries:

(i) Upon retirement pursuant to the retirement plan of the Company or a Subsidiary, as may be applicable at the time to the Participant in question;

(ii) With the written approval of the Committee; or

(iii) By the Company or a Subsidiary without Cause.

(w) “Option” means an Award granted under Section 7 or 8 of the Plan.

(x) “Option Period” means the period described in Section 7(c).

(y) “Option Price” means the exercise price set for an Option described in Section 7 (a).

(z)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award or a Non-Employee Director who has received an automatic grant pursuant to Section 8.

(aa)   “Performance Goals” means the performance objectives of the Company, a Subsidiary or Affiliate during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

(bb) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.

(cc) “Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 11 of the Plan.

(dd) “Plan” means the Company’s 2005 Stock Incentive Plan.

(ee)   “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 11.

(ff) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 11.

(gg) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 11 of the Plan.

(hh) “Section 409A” means Section 409A of the Code.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

(kk) “Stock Appreciation Right” or “SAR” means an Award granted under Section 9 of the Plan.

(ll) “Stock Bonus” means an Award granted under Section 12 of the Plan.

(mm)   “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 or 8 which defines the rights and obligations of the parties as required in Section 7(d).

(nn) “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(oo) “Term” means the term of a Non-Employee Director Option as set forth in Section 8.

(pp) “Vested Unit” shall have the meaning ascribed thereto in Section 11(e).

3.       Effective Date, Duration and Shareholder Approval

          The Plan is effective as of October 3, 2005, the date of adoption of the Plan by the Board. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with Section 422(b)(1) of the Code. Unless and until the stockholders approve the Plan in compliance therewith, no Award granted under the Plan shall be effective.

          The expiration date of the Plan, after which no Awards may be granted hereunder, shall be October 3, 2015; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.       Administration

          The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

          Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select the Eligible Persons to participate in the Plan;

(b) Determine the nature and extent of the Awards to be made to each Eligible Person;

(c) Determine the time or times when Awards will be made to Eligible Persons;

(d) Determine the duration of each Award Period and Restricted Period;

(e) Determine the conditions to which the payment of Awards may be subject;

(f) Establish the Performance Goals for each Award Period;

(g) Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

(h)     Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock, Stock Bonuses and other Awards awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

          The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee shall also have the authority to construe and interpret the Plan and all Award agreements issued pursuant to the Plan and to correct any defects, supply any omissions and/or reconcile any inconsistencies therein. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.       Grant of Awards; Shares Subject to the Plan

          The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units, Stock Bonuses and/or other equity-based Awards to one or more Eligible Persons and, unless otherwise determined by the Committee, Non-Employee Directors will automatically receive Awards pursuant to the formula set forth in Section 8; provided, however, that:

(a)     Subject to Section 15, the aggregate number of shares of Stock reserved for issuance pursuant to all Awards granted under the Plan and the maximum number of shares that may be issued under the Plan shall be the number of shares of Stock which remain available for the grant of awards under the Speedus Corp. 1995 Stock Incentive Plan (the “1995 Plan”) on October 17, 2005, which is 1,279,368 shares, as increased from time to time by (A) that number of shares of Stock which are reserved for issuance pursuant to Awards granted under the 1995 Plan, which expire, are canceled, or terminated for any reason without having the been exercised in full or the underlying shares issued in satisfaction of the Award.

(b)     The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for Awards under the Plan. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, (i) where shares are withheld or surrendered more than ten years after the date of the most recent shareholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 5, such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to shareholder approval under then applicable rules of the principle stock exchange or automated quotation system on which the shares are then listed or designated for trading unless such shareholder approval is obtained and (ii) for purposes of the limitation on options and SARs for Section 162(m) of the Code set forth in Section 5(d), shares subject to an Award shall count against such limit whether or not the shares are actually issued.

(c)     Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

(d) 162(m) Limitation. No Participant may receive Options or SARs under the Plan with respect to more than 500,000 shares of Stock in any one year.

6.	Eligibility

          Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan and to Non-Employee Directors who will receive automatic grants of Nonqualified Stock Options pursuant to Section 8.

7.	Discretionary Grant of Stock Options

          The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions, and/or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a)     Option price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e), the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value per share of Stock; provided, however, all Options intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant.

(b)     Manner of exercise and form of payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price may be payable in cash and/or by delivery of Mature Shares having a Fair Market Value at the time the Option is exercised equal to the Option Price multiplied by the number of shares subject to exercise or, in the discretion of the Committee, either (i) by delivery of other property having a fair market value on the date of exercise equal to the Option Price multiplied by the number of shares subject to exercise, (ii) by delivery to the Committee of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price multiplied by the number of shares subject to exercise, (iii) by delivery of a notice of “net exercise” to the Committee, pursuant to which the Participant shall receive the number of shares of Stock subject to exercise reduced by the number of shares of Stock equal to the aggregate exercise price for such shares divided by the Fair Market Value on the date of exercise; or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, upon the advice of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(c)    Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

(i)     If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

(ii)     If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company, or a Subsidiary, or within three months of Normal Termination, or the Holder terminates employment or service with the Company and all Subsidiaries on account of a Disability, the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the date of the death or termination on account of Disability of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

(iii)     If the Holder ceases employment or service with the Company and all Subsidiaries for reasons other than Normal Termination, death or Disability, the Option shall expire immediately upon such cessation of employment or service.

(d) Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such terms and conditions as may be determined by the Committee.

(e)    Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f)    $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g)    Repricing -Voluntary Surrender or Exchange. In the event the fair market value of the Stock declines below the Option Price for any Option, the Committee may, at any time, adjust the Option Price or number of shares subject to the Option, reduce the Option Price, cancel and regrant the Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Stock; provided, however, that none of the foregoing actions may be taken without prior approval of the Board. The Board may permit the voluntary surrender of all or any portion of any Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option may be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the

Board at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Option surrendered.

8.	Automatic Grant of Options to Non-Employee Directors

          Unless otherwise determined by the Board, on the date any person first becomes a Non-Employee Director, such person shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to purchase 5,000 shares of Stock. Thereafter, unless otherwise determined by the Committee, for the remainder of the term of the Plan and provided he remains a Non-Employee Director of the Company, on the date of each of the Company’s Annual Meeting of Stockholders, each Non-Employee Director shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to purchase 10,000 shares of Stock. All such Options granted to Non-Employee Directors shall hereinafter be referred to as Non-Employee Director Options.

(a)     Option Price; Term. Unless otherwise determined by the Board, Non-Employee Director Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant. Unless otherwise determined by the Board, all Non-Employee Director Options shall be fully vested and exercisable as of the date of grant and the term of each Non-Employee Director Option (“Term”), after which each such Option shall expire, shall be ten years from the date of Grant.

(b)     Expiration. If prior to the expiration of the Term of a Non-Employee Director Option the Non-Employee Director shall cease to be a member of the Board for any reason other than his death or Disability, the Non-Employee Director Option shall expire on the earlier of the expiration of the Term or the date that is three months after the date of such cessation. If prior to the expiration of the Term of a Non-Employee Director Option a Non-Employee Director shall cease to be a member of the Board by reason of his death or Disability or such Non-Employee Director dies within the three-month post termination exercise period set forth above, the Non-Employee Director Options then held by such Non-Employee Director shall expire on the earlier of the expiration of the Term or the date that is one year after the date of such cessation or death. In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Non-Employee Director Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation.

(c) Stock Option Agreement. Each Non-Employee Director Option shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee.

(d)     Nontransferability. Subject to Section 14(k), Non-Employee Director Options shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Non-Employee Director’s lifetime only by him.

(e) Amendment or Cancellation of Automatic Non-Employee Director Formula Award. Notwithstanding anything herein to the contrary, the Board may, at any time and from time to time in its sole discretion, terminate or amend the automatic Award to Non-Employee Directors set forth in this Section 6, by increasing or decreasing the number of shares of Stock subject to the formula or substituting an alternate formula or a different Award on different terms, including different or no vesting conditions.

9.	Stock Appreciation Rights

          Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a)     Vesting. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b)     Automatic Exercise. If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefore and any tandem Option shall expire.

(c)     Payment. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the SAR strike price set by the Committee, in the case of an SAR granted independent of an Option. The Company may pay such excess in cash, in shares of Stock, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d)     Method of exercise. A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

(e)     Expiration. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

10.	Performance Shares

(a)     Award grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. At the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurements of individual, corporate, business or Stock performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

(b)     Awards Subject to Section 162(m). Performance Share Units under the Plan may be granted, in the sole discretion of the Committee, in a manner constituting “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Such Awards shall be based upon one or more of the following business criteria: [stock price, pre-tax earnings, earnings per share, net revenue, operating income, return on assets, shareholder return, return on equity, growth in assets, net sales, licensing revenue, cash flow, market share, relative performance to a group of companies comparable to the Company, and/or strategic business criteria consisting of one or more objectives based on the Company’s meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. With respect to Performance Share Units intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, (i) the Committee shall establish in writing the objective performance-based goals applicable to a given Award Period no later than 90 days after the commencement of such Award Period (but in no event after 25% of such period has elapsed) and (ii) no Performance Share Unit Awards shall be payable to any recipient for a given Award Period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The maximum number of shares of Stock underlying (or that relate to) a Performance Share Unit Award paid to or earned by any individual in any fiscal year cannot exceed 500,000 shares. The material terms of Performance Share Unit Awards described in this Section 10(b) must be disclosed to and approved by the shareholders of the Company every five years, as provided in Treasury Regulation 1.162-27(e)(4)(vi).

(c)     Determination of Award. At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

(d)     Partial Awards. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

(e)     Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 10(c); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash and/or shares of Stock. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

(f)     Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that with respect to such Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility for such Award under Section 162(m) of the Code.

11.	Restricted Stock Awards and Phantom Stock Units

	(a)	Award of Restricted Stock and Phantom Stock Units.

(i)     The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii)    The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 11(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee may be subject to forfeiture to the same extent as the Restricted Stock as determined by the Committee.

(iii)   Upon the Award of Restricted Stock, the Committee shall cause a Stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the Stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any Stock certificate held by it registered in the name of the Holder.

(iv)    The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units may, at the discretion of the Committee, be entitled to an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder’s account may be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

(b)	Restrictions.

(i)     Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be determined by the Committee and set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii)    Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii)   The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and/or Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Unit Award, such action is appropriate.

(c)     Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award agreement.

(d)     Forfeiture Provisions. Except to the extent otherwise determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Subsidiaries during a Restricted Period, that portion of the Award with respect to which restrictions have not expired (“Non-Vested Portion”) shall be treated as follows:

(i) Upon the voluntary resignation of a Participant or discharge by the Company or a Subsidiary for Cause, the Non-Vested Portion of the Award shall be completely forfeited.

(ii)    Upon Normal Termination or a termination of employment or service with the Company and all Subsidiaries on account of Disability, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

(iii) Upon death, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant’s beneficiary as soon as practicable following death.

(e)     Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any outstanding shares of Stock covered by a Restricted Stock Award, the restrictions and forfeiture provisions set forth in this Section 11 and the Award agreement shall be of no further force or effect. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

          “Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of _____________, between SPEEDUS CORP. and _____________. A copy of such Agreement is on file at the offices of the Company.”

          Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

12.     Stock Bonus Awards

          The Committee may issue unrestricted Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

13.     Other Equity-Based Awards

          The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Stock, as determined by the Committee in its sole discretion. The Committee shall determine the terms and conditions of such Awards at the Date of Grant. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 13 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Stock, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 13.

14.     General

(a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other

Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b)     Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person free of any restrictions on stock ownership.

(c)     Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received the advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)     Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept Mature Shares of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

(e)     Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or a Subsidiary.

(f)     Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)     Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h)     No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

(j)     Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k)     Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, either at the Date of Grant or subsequently, allow for transfer of Awards other than Incentive Stock Options to other persons or entities, subject to such conditions or limitations as it may establish.

(l)     Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(m)     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p)     Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q)     Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or vice versa shall not be deemed to have terminated employment or service with the Company or a Subsidiary.

15.	Changes in Capital Structure.

(a)     Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan and the maximum number of shares available for grant to any Participant in any year pursuant to Options or SARs shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 15 shall be made only to the extent the Committee determines that such adjustments or substitutions should be made after due consideration of whether such adjustment or substitution constitutes a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 15 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, following the date that the exemption from the application of Section 162(m) of the Code described in Section 18 (or any other exemption having similar effect) ceases to apply to Awards, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions should be made after due consideration of the deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b)     Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) the sale of all or substantially all of the assets of the Company, (iv) the reorganization or liquidation of the Company or (v) a sale of greater than fifty percent (50%) of the securities of the Company entitled to vote in the election of directors to the Board (each, a “Corporate Event”), in lieu of providing the adjustment set forth above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options, Stock Appreciation Rights and other Awards with an exercise price or similar provision, less the applicable exercise price. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received in respect of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

16.	Effect of Change in Control

Unless otherwise determined by the Board prior to a Change in Control and except to the extent otherwise reflected in a particular Award agreement:

(a)     In the event of a Change in Control, notwithstanding any vesting schedule with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to the unvested portion of such Option or SAR, and the Restricted Period shall expire immediately with respect to the unvested portion of such Phantom Stock Units or shares of Restricted Stock.

(b)     In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available or such other information as it deems relevant, and (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals.

(c)     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

(d)     Notwithstanding anything hereinto the contrary, to the extent that the effect of Section 16(a) or (b) would constitute a distribution of deferred compensation within the meaning of Section 409A, such distribution shall only occur if the event that constitutes a Change in Control hereunder effecting such distribution also constitutes a “Change in Control Event” within the meaning of Section 409A.

17.	Nonexclusivity of the Plan

          Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

18.	Amendments and Termination

          The Board may at any time terminate the Plan. Subject to Section 15, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would:

(a) Materially increase the maximum number of shares of Stock which may be issued pursuant to Awards, except as provided in Section 15;

(b) Extend the maximum Option Period;

(c) Extend the termination date of the Plan; or

(d) Change the class of persons eligible to receive Awards under the Plan.

19.	409A

          To the extent that any payments or benefits provided hereunder are considered deferred compensation subject to Section 409A, the Company intends for this Plan to comply with the standards for nonqualified deferred compensation established by Section 409A (the “409A Standards”). To the extent that any terms of the Plan would subject Participants to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards. The Company reserves the right to amend Awards granted hereunder to cause such Awards to comply with or be exempt from Section 409A.

*          *          *

As adopted by the Board of Directors of
SPEEDUS CORP. as of October 3, 2005.

By: /s/ Shant S. Hovnanian

Title: Chairman and Chief Executive Officer